UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 14, 2019

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CALIFORNIA, 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 14, 2019, eHealth, Inc., (the “Company”) via its wholly-owned subsidiary, eHealthInsurance Services, Inc. entered into an Amendment No. 4 to Lease (the “Lease Amendment”) with SLC Lake Pointe SPE LLC (“Landlord”) to amend the Office Lease dated May 7, 2012, as amended (the “Lease”) relating to the Company’s office space in Utah. The Lease Amendment provides for the expansion of the premises by approximately 12,194 rentable square feet (the “First Floor South Expansion Space”). Upon inclusion of the First Floor South Expansion Space, the Company will lease approximately 54,007 rentable square feet of office space (the “Premises”) from Landlord. The term of the Lease for the First Floor South Expansion Space began on or about November 15, 2019 (the “First Floor South Expansion Space Commencement Date”) and runs conterminous with the term of the Lease for the existing space. Company’s previous right to terminate the Lease early has been deleted from the Lease and is of no further effect. The total base rent for the First Floor South Expansion Space beginning on the First Floor South Expansion Space Commencement Date through the term of the Lease is expected to be $2,017,406. In addition to a monthly base rent, the Company will continue to pay to the Landlord as additional rent its proportionate share of certain operating expenses, insurance costs and taxes for each calendar year during the term of the Lease. As an inducement to enter into the Lease Amendment, the Landlord also agreed to provide the Company with an improvement allowance in the amount of $308,880 to pay for the cost of improvements to the First Floor South Expansion Space and to abate the base rent for the First Floor South Expansion Space until May 15, 2020.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Amendment No. 4 to Lease, dated November 14, 2019, between SLC Lake Pointe SPE LLC and eHealthInsurance Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	November 19, 2019	/s/ Derek N. Yung
Derek N. Yung Chief Financial Officer (Principal Financial Officer)